As filed with the Securities and Exchange Commission on May 22, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Bonanza Creek Energy, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	1311	61-1630631
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(720) 440-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Starzer President and Chief Executive Officer Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100	Christopher I. Humber, Esq. Senior Vice President, General Counsel & Secretary Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dallas Parker, Esq.

Mayer Brown LLP

700 Louisiana St., Suite 3400

Houston, Texas 77002

(713) 238-3000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)                                 ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)                                               ☐

* Includes certain subsidiaries of Bonanza Creek Energy, Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6¾% Senior Notes dues 2021	$300,000,000	100%	$300,000,000	$40,920
Guarantees of 6¾% Notes due 2021(2)	—	—	—		(3)

(1)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the rules and regulations under the Securities Act of 1933, as amended.

(2)          No separate consideration was received for the guarantees. Each subsidiary of Bonanza Creek Energy, Inc. that is listed below in the Table of Additional Registrant Guarantors has guaranteed the notes being registered.

(3)          In accordance with Rule 457(n), no separate fee is payable with respect to guarantees of the securities being registered.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.

Bonanza Creek Energy Operating Company, LLC	Delaware	20-4830537
Bonanza Creek Energy Resources Company, LLC	Delaware	26-2526378
Bonanza Creek Energy Upstream LLC	Delaware	26-2526378
Bonanza Creek Energy Midstream, LLC	Delaware	26-2526378
Holmes Eastern Company, LLC	Delaware	26-4665456

(1)         The address for each Registrant Guarantor is 410 17th Street, Suite 1400, Denver, Colorado 80202 and the telephone number for each Registrant Guarantor is (720) 440-6100. The Primary Industrial Classification Code for each Registrant Guarantor is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2013

PROSPECTUS

Bonanza Creek Energy, Inc.

Offer to Exchange

Up to $300,000,000 aggregate principal amount of

6 ¾% Senior Notes due 2021

That have not been registered under the Securities Act of 1933

For

Up to $300,000,000 aggregate principal amount of

6 ¾% Senior Notes due 2021

That have been registered under the Securities Act of 1933

We are offering to exchange $300,000,000 aggregate principal amount of our outstanding, unregistered 6¾% Senior Notes due 2021 (the “old notes”) for an equivalent amount of registered 6¾% Senior Notes due 2021 (the “new notes,” and, together with the old notes, the “notes”).

Terms of the New Notes Offered in the Exchange Offer:

·                  The terms of the new notes are identical to the terms of the old notes, except that the new notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain restrictions on transfer, registration rights or provisions for payment of special interest.

Terms of the Exchange Offer:

·                  We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

·                  The exchange offer expires at 5:00 p.m., New York City time, on                   , 2013, unless extended.

·                  Tenders of the old notes may be withdrawn at any time prior to the expiration of the exchange offer.

·                  The exchange of the new notes for the old notes will not be a taxable event for U.S. federal income tax purposes.

·                  The old notes are, and the new notes will be, guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness under our revolving credit facility.

There is no established trading market for the new notes.

Each broker-dealer that receives the new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should carefully consider the risk factors beginning on page 13 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2013.

ii

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

Unless indicated otherwise, in this prospectus or the context requires otherwise, all references to “Bonanza Creek,” “company,” “us,” “we,” “our,” or “ours,” refer to Bonanza Creek Energy, Inc. and its consolidated subsidiaries.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of the old notes upon written or oral request made to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: General Counsel, (720) 440-6100.  To obtain timely delivery of any requested information, holders of the old notes must request the information no later than five business days before the date the exchange offer expires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web page site at www.sec.gov and at the investor page of our website at www.bonanzacrk.com. You also may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “BCEI.”

INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede the information contained or incorporated by reference herein. Any information furnished to the SEC under Items 2.02 or 7.01 or the exhibits relating to furnished items are not incorporated into or made part of this prospectus. You should not assume that the information included or incorporated by reference in this prospectus is current as of any date other than the date of the respective documents. We incorporate by reference the documents listed below:

Bonanza Creek filings with the SEC:

·                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2013 incorporated by reference therein);

·                  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013; and

·                  our Current Reports on Form 8-K filed with the SEC on January 28, 2013, February 4, 2013, March 29, 2013, April 5, 2013, April 11, 2013 and May 3, 2013.

Any additional information that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the delivery of this filing and that is deemed “filed” with the SEC, will automatically update and supersede this information and be automatically incorporated by reference herein. You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

Bonanza Creek Energy, Inc.

Attention: General Counsel

410 17th Street, Suite 1400

Denver, CO 80202

Phone: (720) 440-6100

ir@bonanzacrk.com

You should rely only on the information incorporated by reference or provided in this filing. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. We have not authorized anyone else to provide you with any information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference, contains various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this prospectus the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,”“potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements include statements related to, among other things:

·                                          reserves estimates;

·                                          estimated production for 2013;

·                                          amount and allocation of forecasted capital expenditures and plans for funding capital       expenditures and operating expenses;

·                                          ability to modify future capital expenditures;

·                                          the Wattenberg Field being the most prospective area of the Niobrara formation;

·                                          compliance with debt covenants;

·                                          ability to satisfy obligations related to ongoing operations;

·                                          compliance with government regulations;

·                                          impact from the lack of available gathering systems and processing facilities;

·                                          natural gas, oil and NGL prices and factors affecting the volatility of such prices;

·                                          impact of lower commodity prices;

·                                          the ability to use derivative instruments to manage commodity price risk;

·                                          plans to drill or participate in wells;

·                                          loss of any purchaser of our products;

·                                          our estimated revenues and losses;

·                                          the timing and success of specific projects;

·                                          outcomes and effects of litigation, claims and disputes;

·                                          our business strategy;

·                                          our ability to replace oil and natural gas reserves;

·                                          impact of recently issued accounting pronouncements;

·                                          our financial position;

·                                          our cash flow and liquidity; and

·                                          other statements concerning our operations, economic performance and financial condition.

We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.

Factors that could cause actual results to differ materially include, but are not limited to, the following:

·                                          the risk factors discussed in this prospectus;

·                                          declines or volatility in the prices we receive for our oil, liquids and natural gas;

·                                          general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

·                                          the continuing global economic slowdown that has and may continue to adversely affect consumption of oil and natural gas by businesses and consumers;

·                                          ability of our customers to meet their obligations to us;

·                                          our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

·                                          the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

·                                          uncertainties associated with estimates of proved oil and gas reserves and, in particular, probable and possible resources;

·                                          the possibility that the industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulation);

·                                          environmental risks;

·                                          seasonal weather conditions and lease stipulations;

·                                          drilling and operating risks, including the risks associated with the employment of horizontal drilling techniques;

·                                          ability to acquire adequate supplies of water for drilling operations;

·                                          availability of oilfield equipment, services and personnel;

·                                          exploration and development risks;

·                                          competition in the oil and natural gas industry;

·                                          management’s ability to execute our plans to meet our goals;

·                                          risks related to our derivative instruments;

·                                          our ability to retain key members of our senior management and key technical employees;

·                                          ability to maintain effective internal controls;

·                                          access to adequate gathering systems and pipeline take-away capacity to execute our drilling program;

·                                          our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

·                                          costs and other risks associated with perfecting title for mineral rights in some of our properties;

·                                          continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

·                                          other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus and in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY

This summary does not contain all the information that may be important to you. You should read the following summary together with the more detailed information appearing elsewhere in or incorporated by reference in this prospectus, including the section titled “Risk Factors” and the financial statements and related notes incorporated by reference herein. All references to the “notes” refer to both the old notes and the new notes, except as otherwise indicated.

Bonanza Creek Energy, Inc.

We are an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado and the Dorcheat Macedonia Field in southern Arkansas. For additional information about our business, operations and financial results, see the documents listed under “Where You Can Find More Information.”

Our principal executive offices are located at 410 17th Street, Suite 1400, Denver, Colorado 80202. The telephone number at our principal executive offices is (720) 440-6100.

Risk Factors

You should carefully consider the information set forth in this prospectus, including information and documents incorporated by reference, prior to participating in the exchange offer. In particular, you should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of investing in the new notes before tendering any old notes. For a description of risks related to our industry and business, you should also evaluate the specific risk factors set forth under the heading “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2012 and, to the extent applicable, any subsequently filed reports, which are incorporated by reference in this prospectus.

The Exchange Offer

On April 9, 2013, we completed a private offering of $300.0 million aggregate principal amount of the old notes. As part of the private offering, we entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to consummate the exchange offer for the old notes. The following is a summary of the exchange offer.

Old Notes	6¾% Senior Notes due 2021, which were issued on April 9, 2013.

New Notes

6¾% Senior Notes due 2021. The terms of the new notes are substantially identical to those terms of the outstanding old notes, except that the transfer restrictions, registration rights and special interest provisions relating to the old notes will not apply to the new notes.

The Exchange Offer

We are offering to exchange up to $300.0 million aggregate principal amount of our new notes that have been registered under the Securities Act for a like principal amount of our outstanding old notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The new notes will evidence the same debt as the corresponding old notes and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. Holders of the old notes do not have any appraisal or dissenter’s rights in connection with the exchange offer. Because the new notes will be registered, the new notes will not be subject to transfer restrictions, and holders of old notes that have tendered, and had their old notes accepted, in the exchange offer will have no registration rights.

Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013 unless we decide to extend it.

Conditions to the Exchange Offer

The exchange offer is subject to certain customary conditions, which we may waive. The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission, which we refer to as the “SEC.” A minimum aggregate principal amount of old notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Old Notes

Unless you comply with the procedures described under the caption “The Exchange Offer—Exchange Offer Procedures,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

·                  tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wells Fargo, National Association, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent;” or

·                  tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-

entry transfer to constitute a valid tender of your old notes in the exchange offer, Wells Fargo, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company, which we call “DTC,” prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance

You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on                , 2013. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer—Withdrawal Rights.”

United States Federal Income Tax Consequences

The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption “Certain U.S. Federal Income Tax Consequences” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent

We have appointed Wells Fargo, National Association, as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under the caption “The Exchange Offer—Exchange Agent.”

Resales of New Notes

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

· you are acquiring the new notes in the exchange offer in the ordinary course of your business;

· you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offer;

· you are not our “affiliate” as defined in Rule 405 under the Securities Act; and

· you are not a broker-dealer tendering old notes acquired directly from us for your account.

By tendering your old notes as described in “The Exchange Offer—Exchange Offer Procedures,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offer like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Consequences of Not Exchanging Your Old Notes

If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register your old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your old notes unless we have registered the old notes under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your old notes and our obligation to file a registration statement, please read “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Description of the New Notes.”

Terms of the New Notes

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. As a result, the new notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the old notes. The new notes represent the same debt as the old notes for which they are being exchanged.

The following is a summary of the terms of the new notes. It may not contain all the information that is important to you. For a more detailed description of the new notes, please read “Description of the New Notes.”

Issuer	Bonanza Creek Energy, Inc.

Securities Offered	Up to $300.0 million aggregate principal amount of 6¾% Senior Notes due 2021.

Maturity Date	April 15, 2021.

Interest	6.75% per annum.

Interest Payment Dates	April 15 and October 15 of each year, commencing October 15, 2013.

Ranking

The new notes will be our general unsecured obligations. The new notes will rank:

· equally in right of payment with all of our existing and future senior debt;

· senior in right of payment to all of our future subordinated indebtedness;

· effectively junior to (i) our existing and future secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness and (ii) claims preferred by operation of law; and

· structurally junior to all existing and future debt and other liabilities (including trade payables) of any subsidiaries that are not guarantors of the notes.

Subsidiary Guarantees

The old notes are, and the new notes will be, jointly and severally guaranteed on a senior unsecured basis by our existing and future subsidiaries that guarantee or are borrowers under our revolving credit facility or certain other indebtedness, which we refer to as the “subsidiary guarantors.” The subsidiary guarantees of the new notes will rank:

·                  equally in right of payment with all of the existing and future senior debt of our subsidiary guarantors;

·                  senior in right of payment to all of the future subordinated indebtedness of our subsidiary guarantors;

·                  effectively junior to (i) all existing and future secured indebtedness of our subsidiary guarantors, including their guarantees under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness and (ii) claims preferred by operation of law; and

·                  structurally junior to all existing and future debt and other liabilities (including trade payables) of any subsidiaries of the guarantors that are not guarantors of the notes.

Optional Redemption

Beginning on April 15, 2017, we may on any one or more occasions redeem some or all of the notes at the redemption prices listed under “Description of the New Notes — Optional Redemption,” together with any accrued and unpaid interest on the notes to the date of redemption. Prior to April 15, 2017, we may on any one or more occasions redeem some or all of the notes at a “make-whole” redemption price described under “Description of the New Notes — Optional Redemption,” together with accrued and unpaid interest to the date of redemption.

In addition, on any one or more occasions prior to April 15, 2016, we may redeem up to 35% of the notes with an amount of cash not greater than the net cash proceeds of certain sales of our equity securities at 106.75% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the notes originally issued under the indenture remains outstanding after such redemption and the redemption occurs within 90 days after the date of the closing of such equity offering. Please read “Description of the New Notes — Optional Redemption.”

Change of Control

Upon a change of control (as defined under “Description of the New Notes — Certain Definitions”), we must offer to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase.

Certain Covenants

The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

·                  pay dividends on, repurchase or redeem our capital stock or repurchase or redeem our subordinated debt;

·                  make certain investments;

·                  incur or guarantee additional indebtedness or issue preferred stock;

·                  create or incur certain liens;

·                  sell or transfer assets;

·                  consolidate, merge or transfer all or substantially all of our assets;

·                  enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

·                  engage in transactions with affiliates; and

·                  create unrestricted subsidiaries.

The covenants set forth in the indenture are subject to important exceptions and qualifications that are described under “Description of the New Notes.”

If the notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no default has occurred and is continuing, many of these covenants will be suspended. Please read “Description of the New Notes — Certain Covenants — Suspension of Covenants if Notes Rated Investment Grade.”

Events of Default

If there is an event of default on the notes, all outstanding notes may be declared immediately due and payable in specified circumstances. Please read “Description of the New Notes—Events of Default and Remedies.”

Trustee	Wells Fargo Bank, N.A.

Governing Law	The notes and the indenture are governed by New York law.

Registration Rights

In the event we cannot effect the exchange offer within the time period required by the registration rights agreement and in other circumstances described in “Description of the New Notes — Registration Rights; Special Interest,” we agree to use commercially reasonable efforts to cause a shelf registration statement for the resale of the old notes to become effective.

Transfer Restrictions;

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

Absence of a Public Market for the Notes

RISK FACTORS

You should carefully consider the risk factors described below, together with the other information included or incorporated by reference in this prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012 and, to the extent applicable, any subsequently filed reports. The risks described below are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

Risks Related to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue the new notes in exchange for the old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the old notes. Please read “The Exchange Offer—Exchange Offer Procedures” and “Description of the New Notes.”

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Unless we cannot effect the exchange offer and in certain circumstances, we do not plan to register any sale of the old notes under the Securities Act.  See “Description of the New Notes —Registration Rights; Special Interest.” For further information regarding the consequences of failing to tender your old notes in the exchange offer, please read “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

You may find it difficult to sell your new notes.

The new notes are a new issue of securities and although the new notes will be registered under the Securities Act, the new notes will not be listed on any securities exchange. Because there is no public market for the new notes, you may not be able to resell them.

We cannot assure you that an active market will exist for the new notes or that any trading market that does develop will be liquid. If an active market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected. If a market for the new notes develops, they may trade at a discount from their initial offering price. The trading market for the new notes may be adversely affected by:

·                  changes in the overall market for non-investment grade securities;

·                  changes in our financial performance or prospects;

·                  the financial performance or prospects for companies in our industry generally;

·                  the number of holders of the new notes;

·                  the interest of securities dealers in making a market for the new notes; and

·                  prevailing interest rates and general economic conditions.

Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the new notes, if any, may be subject to similar volatility. Prospective investors in the new notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the Notes and Other Indebtedness

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the notes.

As of March 31, 2013, pro forma for the sale of the notes, our subsequent borrowing base reduction and the application of net proceeds from the sale of the notes to repay outstanding borrowings under our revolving credit facility, we would have had no borrowings and $48.0 million of letters of credit outstanding and $250 million available for future secured borrowings under our revolving credit facility. Our current level of indebtedness and any future increase could affect our operations in several ways, including the following:

·                                          require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities;

·                                          limit management’s discretion in operating our business and our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

·                                          increase our vulnerability to downturns and adverse developments in our business and the economy generally;

·                                          limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

·                                          place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

·                                          make it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then-outstanding bank borrowings;

·                                          make us vulnerable to increases in interest rates as our indebtedness under any revolving credit facility may vary with prevailing interest rates;

·                                          place us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

·                                          make it more difficult for us to satisfy our obligations under the notes or other debt and increase the risk that we may default on our debt obligations.

The notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries.

The notes and the guarantees will be general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness (including all borrowings under our revolving credit facility) to the extent of the value of the collateral securing such indebtedness.

If we or a guarantor is declared bankrupt, become insolvent or are liquidated or reorganized, the holders of our secured indebtedness or the secured indebtedness of such guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably in any remaining proceeds with all holders of our unsecured indebtedness, including unsecured indebtedness incurred after the notes are issued that does not rank junior to the notes, including trade payables and all of our other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

At March 31, 2013, after giving effect to the issuance and sale of the notes and the application of the net proceeds thereform as set forth under “Use of Proceeds,” we and the guarantors would have had total consolidated indebtedness under the notes of $300.0 million, and we would have been able to incur $202.0 million of secured indebtedness under our revolving credit facility.  For further discussion, see “Description of Other Indebtedness.”

The notes will also be structurally subordinated to any indebtedness and other liabilities of any subsidiaries that do not guarantee the notes. The indenture governing the notes will permit us to form or acquire additional subsidiaries that are not guarantors of the notes, so long as they do not guarantee any of our other indebtedness. Holders of the notes will have no claim as a creditor against any of our non-guarantor subsidiaries. See “Description of the New Notes — Brief Description of the Notes and the Note Guarantees — The Note Guarantees.”

We and the guarantors may incur substantial additional indebtedness. This could increase the risks associated with the notes.

Subject to the restrictions in the indenture governing the notes and in other instruments governing our other outstanding indebtedness (including our revolving credit facility), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture governing the notes and our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.

If we or a guarantor incur any additional indebtedness that ranks equally with the notes (or with the guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

·                  we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

·                  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

·                  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

We cannot assure you that we will be able to maintain or improve our leverage position.

An element of our business strategy involves maintaining a disciplined approach to financial management. However, we are also seeking to acquire, exploit and develop additional reserves which may require the incurrence of additional indebtedness. Although we will seek to maintain or improve our leverage position, our ability to maintain or reduce our level of indebtedness depends on a variety of factors, including future performance and our future debt financing needs. General economic conditions, oil, NGL and natural gas prices and financial, business and other factors will also affect our ability to maintain or improve our leverage position. Many of these factors are beyond our control.

Our revolving credit facility and the indenture governing the notes have restrictive covenants that could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

Our revolving credit facility and the indenture governing the notes contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests.

Our ability to borrow under our revolving credit facility is subject to compliance with certain financial covenants, including the maintenance of certain financial ratios, including a minimum current ratio, a maximum leverage ratio and a minimum interest coverage ratio. See “Description of Other Indebtedness.” Our revolving credit facility and the indenture governing the notes contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

·                  incur or guarantee additional indebtedness;

·                  issue preferred stock;

·                  sell or transfer assets;

·                  pay dividends on, redeem or repurchase our capital stock;

·                  repurchase or redeem our subordinated debt;

·                  make certain investments;

·                  create or incur liens;

·                  engage in transactions with affiliates;

·                  create unrestricted subsidiaries;

·                  enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

·                  enter into sale-leaseback transactions; and

·                  consolidate, merge or transfer all or substantially all of our assets.

See “Description of Other Indebtedness” and “Description of the New Notes — Certain Covenants.” Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness. We would not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

We may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants contained in our revolving credit facility and the indenture governing the notes. Our ability to comply with the financial ratios and financial condition tests under our revolving credit facility may be affected by events beyond our control and, as a result, we may be unable to meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities.

The borrowing base under our revolving credit facility is subject to periodic redetermination.

The borrowing base under our revolving credit facility is redetermined at least semi-annually. The lenders holding 66 2/3% of the aggregate commitments may request one additional redetermination in each six-month period. In addition, we may request one additional redetermination in each six-month period. Redeterminations are based upon a number of factors, including commodity prices and reserve levels. In addition, our lenders have substantial flexibility to reduce our borrowing base due to subjective factors. We could be required to repay a portion of our bank debt to the extent that after a redetermination our outstanding borrowings at such time exceed the redetermined borrowing base. We may not have sufficient funds to make such repayments, which could result in a default under the terms of the facility and an acceleration of the loans thereunder requiring us to negotiate renewals, arrange new financing or sell significant assets, all of which could have a material adverse effect on our business and financial results.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by Standard & Poor’s and Moody’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by Standard & Poor’s and Moody’s, provided at such time no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. Please read “Description of the New Notes — Certain Covenants — Suspension of Covenants if Notes Rated Investment Grade.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy the obligations under our indebtedness, which may not be successful.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt obligations. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy and initiatives of our competitors, are beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay planned investments and capital expenditures, or to sell assets, seek additional financing in the debt or equity markets or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our revolving credit facility and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could have realized from them and any proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our debt service obligations.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest, or special interest, if any, on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest, or special interest, if any, on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in our revolving credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

·                  the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

·                  the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

·                  we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

If we experience certain kinds of changes of control, we may be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from the operations of our subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered following a change of control. In addition, the terms of our revolving credit facility or other outstanding indebtedness may prohibit us from repurchasing notes upon a change of control. Our failure to repurchase the notes upon a change of control could cause a default under the indenture governing the notes and could lead to a cross default under our revolving credit facility. Additionally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See “Description of the New Notes — Change of Control.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

Initially, all of our subsidiaries will guarantee the notes. Federal bankruptcy and state fraudulent transfer laws permit a court to avoid all or a portion of the obligations of a guarantor pursuant to its guarantee of the notes, or to subordinate any guarantor’s obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders’ ability to recover under such guarantee. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, a guarantee could be voided as a fraudulent transfer or conveyance if (1) the guarantee was incurred with the intent of hindering, delaying or defrauding creditors; or (2) the guarantor received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and either:

·                  the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee or subsequently became insolvent for other reasons;

·                  the incurrence of the guarantee left the guarantor with an unreasonably small amount of capital to carry on the business; or

·                  the guarantor intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law of the applicable jurisdiction. Generally, a guarantor would be considered insolvent if:

·                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

·                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

·                  it could not pay its debts as they became due.

Each guarantee contains a provision intended to limit the guarantor’s liability under the guarantee to the maximum amount that the guarantor could incur without causing the incurrence of obligations under its guarantee to be deemed a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains a summary of our earnings to fixed charges for the periods indicated in thousands, except ratios. You should read the ratio information below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes thereto in our Annual Report on Form 10-K for year ended December 31, 2012 and Quarterly Report on Form 10-Q for the period ended March 31, 2013, which are incorporated herein by reference.

	Three Months Ended March 31,			Year Ended December 31,
	Pro forma 2013		2013	Pro forma 2012		2012	2011	2010	2009		2008
Ratio of earnings to fixed charges	3.8x	(1)	10.3x	3.7x	(1)	19.0x	7.8x	1.4x	—	(2)	6.9x

(1)         Because the net proceeds of the offering of the old notes were used to repay indebtedness and because the interest on the old notes is higher than the interest on our repaid indebtedness, our ratio of earnings to fixed charges changed by 10% or more. Earnings for the year ended December 31, 2012 and the three months ended March 31, 2013 covered fixed charges by $74.6 million and $18.3 million, respectively. After giving effect to the application of the net proceeds of the offering of the old notes, our pro forma ratio of earnings to fixed charges for the year ended December 31, 2012 and the three months ended March 31, 2013 would have been 3.7x and 3.8x, respectively.

(2)         For the year ended December 31, 2009, earnings were inadequate to cover fixed charges and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $130.2 million for the year ended December 31, 2009.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the old notes. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive, in exchange, outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for the new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our outstanding indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving credit facility

We have entered into a $600 million senior secured revolving credit facility, including a $100.0 million standby letter of credit facility, with KeyBank National Association as the administrative agent. The revolving credit facility provides for interest rates plus an applicable margin to be determined based on LIBOR or a bank base rate (“Base Rate”), at our election. LIBOR borrowings bear interest at LIBOR plus 1.75% to 2.75% depending on the utilization level, and the Base Rate borrowings bear interest at the “Bank Prime Rate,” as defined, plus 0.75% to 1.75%.

Our borrowing base under our revolving credit facility, which was reduced to $250 million in connection with the sale of the notes and redetermined to be $330,000,000 effective as of May 16, 2013, is redetermined semiannually by May 15 and November 15 and may be redetermined up to one additional time between such scheduled determinations upon our request or upon the request of the required lenders (defined as lenders holding 66 2/3% of the aggregate commitments). The borrowing base is determined by the value of our oil and gas reserves. The borrowing base is redetermined (i) in the sole discretion of the administrative agent and all of the lenders, (ii) in accordance with their customary internal standards and practices for valuing and redetermining the value of oil and gas properties in connection with reserve based oil and natural gas loan transactions, (iii) in conjunction with the most recent engineering report and other information received by the administrative agent and the lenders relating to our proved reserves and (iv) based upon the estimated value of our proved reserves as determined by the administrative agent and the lenders.

Amounts borrowed and repaid under the revolving credit facility may be reborrowed. The revolving credit facility may be used only to finance development of oil and gas properties, for working capital and for other general corporate purposes. As of April 30, 2013, our borrowings under the revolving credit facility were nil and the facility matures on September 15, 2016.

Our obligations under the revolving credit facility are secured by first priority liens on all of our property and assets (whether real, personal, or mixed, tangible or intangible), including our proved reserves and our oil and gas properties (which term is defined to include fee mineral interests, term mineral interests, leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments, back in interests and reversionary interests). The revolving credit facility is guaranteed by us and all of our direct and indirect subsidiaries.

Interest under the revolving credit facility is generally determined by reference to either, at our option, LIBOR for an elected interest period plus an applicable margin between 1.75% to 2.75% or an alternate base rate (being the highest of the administrative agent’s prime rate, the federal funds effective rate plus 0.5% or 3-month LIBOR plus 1.00%) plus an applicable margin between 0.75% and 1.75%. The applicable margin varies on a daily basis based on the percentage outstanding under the borrowing base. We incur quarterly commitment fees based on the unused amount of the borrowing base ranging from 0.375% and 0.50% per annum. We may prepay loans under the revolving credit facility at any time without premium or penalty (other than customary LIBOR breakage costs).

The revolving credit facility contains various covenants limiting our ability to, among other things: grant or assume liens; incur or assume indebtedness; grant negative pledges or agree to restrict dividends or distributions from subsidiaries; sell, transfer, assign or convey assets, or engage in certain mergers or acquisitions; make certain distributions; make certain loans, advances and investments; engage in transactions with affiliates; enter into sale and leaseback, take-or-pay or hydrocarbon prepayment transactions; or enter into certain swap agreements.

The revolving credit facility also contains covenants requiring us to maintain a current ratio (i.e., the ratio of current assets to current liabilities) of not less than 1.0 to 1.0 (current assets include, as of the date of calculation, the aggregate of all lender’s unused commitment amounts), and a debt to earnings before interest, taxes, depreciation and amortization and other items (as defined in the revolving credit facility) (“EBITDAX”) coverage ratio of not more than: 4.00 to 1.00 using the trailing four-quarter EBITDAX.

As of March 31, 2013, we were in compliance with these ratios. If an event of default exists under our revolving credit facility, the lenders will be able to accelerate the maturity of the loan and exercise other rights and remedies.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on                                    , 2013. We may, however, in our sole discretion, extend the period of time during which any exchange offer is open. The term “expiration date” means the latest time and date to which such exchange offer is extended.

As of the date of this prospectus, $300.0 million aggregate principal amount of old notes are outstanding.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to that exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of that exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, in our sole judgment upon the occurrence of any of the events specified under “—Conditions to the Exchange Offer.” We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Exchange Offer Procedures

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to Wells Fargo, National Association, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

·                  certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

·                  a timely confirmation of a book-entry transfer, which we refer to as a book-entry confirmation, of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant. The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

·                  by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

·                  for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an eligible institution). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

We or the exchange agent in our or its sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes and the signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us, among other things, that you are not our “affiliate,” as defined under Rule 405 under the Securities Act, that the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the new notes. However, any purchaser of old notes who is our affiliate who intends to participate in the exchange offer for the purpose of distributing the new notes or a broker-dealer that acquired old notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the old notes:

·                  cannot rely on the applicable interpretations of the staff of the SEC;

·                  will not be entitled to participate in the exchange offer; and

·                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

If the old notes are assets of (i) an “employee benefit plan” as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) a “governmental plan” as defined in Section 3(32) of ERISA or any other plan that is subject to a law substantially similar to Title I of ERISA or Section 4975 of the Code or (iv) an entity deemed to hold plan assets of any of the foregoing, you represent and warrant to us that the exchange of the old notes and the acquisition, holding and disposition of the new notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

·                  certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

·                  a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

·                  all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC promptly after the expiration or termination of that exchange offer).

Book-Entry Transfers

For purposes of each exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for that exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth under “—Exchange Agent” on or prior to the expiration date.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “—Exchange Agent.” This notice must specify:

·                  the name of the person having tendered the old notes to be withdrawn;

·                  the old notes to be withdrawn (including the principal amount of such old notes); and

·                  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer for the notes. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of that exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under “—Exchange Offer Procedures” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

(1)                                 the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

(2)                                 there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

·                  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

·                  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

(3)                                 any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

(4)                                 there has occurred:

·                  any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

·                  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

·                  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

·                  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

We have appointed Wells Fargo, National Association, as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

WELLS FARGO, NATIONAL ASSOCIATION

By Registered or Certified Mail:

Wells Fargo Bank, N.A.

MAC N9303-121

P.O. Box 1517

Minneapolis, Minnesota 55480

By Overnight Delivery: Wells Fargo Bank, N.A. MAC N9303-121 6th & Marquette Avenue Minneapolis, Minnesota 55479	By Hand Delivery: Wells Fargo Bank, N.A. 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, Minnesota	By Facsimile Transmission: 612-667-6282 Attn: Corporate Trust Operations Confirm by Telephone: 800-344-5128

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by Wells Fargo, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the old notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes, and, to the extent described below, you will not be entitled to participate in the exchange offer if:

·                  you are our “affiliate,” as defined in Rule 405 under the Securities Act;

·                  you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

·                  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in any exchange offer; or

·                  you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC, you will not be entitled to participate in that exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF THE NEW NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.”  In this description, the term “the Company” refers only to Bonanza Creek Energy, Inc. and not to any of its Subsidiaries.

We issued the old notes under an indenture among us, the Guarantors and Wells Fargo Bank, N.A., as trustee. We will issue the new notes under the same indenture under which we issued the old notes, and the new notes will represent the same debt as the old notes for which they are exchanged.

The Indenture is governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the new notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The registration rights agreement referred to under the caption “—Registration Rights” sets forth the rights holders of the old notes have to require us to register their notes with the SEC.

The old notes that remain outstanding after the completion of the exchange offer, together with the new notes, will be treated as a single class of securities under the indenture. Otherwise unqualified references herein to “notes” shall, unless the context requires otherwise, include the old notes and the new notes, and all references to specified percentages in aggregate principal amount of the notes shall be deemed to mean, at any time after the exchange offer are completed, such percentage in aggregate principal amount of the old notes and the new notes then outstanding.

The terms of the new notes will be substantially identical to the terms of the old notes, except that the new notes:

·                  will have been registered under the Securities Act;

·                  will not be subject to transfer restrictions applicable to the old notes; and

·                  will not have the benefit of the registration rights agreement applicable to the old notes, including provisions for payment of special interest.

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture and the registration rights agreement.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture, and all references to “holders” in this description are to registered holders of notes.

Brief Description of the Notes and the Note Guarantees

The Notes

The old notes were issued on April 9, 2013 in an aggregate principal amount of $300.0 million. The new notes will be:

·                  general unsecured obligations of the Company;

·                  pari passu in right of payment with all existing and future senior Indebtedness of the Company, including any old notes that are not exchanged for new notes;

·                  senior in right of payment to any future subordinated Indebtedness of the Company; and

·                  unconditionally guaranteed by the Guarantors.

However, the new notes will be effectively subordinated to all borrowings and other obligations under the Credit Agreement and other secured Indebtedness to the extent of the value of the collateral securing such Indebtedness, and structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the new notes. See “Risk Factors — Risks Related to the Notes and Other Indebtedness — The notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries.”

The Note Guarantees

The old notes are, and the new notes will be, guaranteed by all of the Company’s Domestic Subsidiaries.  Each guarantee of the new notes will be:

·                  a general unsecured obligation of the Guarantor;

·                  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including its guarantee of any old notes that are not exchanged for new notes; and

·                  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

Each guarantee of the new notes will be effectively subordinated to the Guarantor’s guarantee of our borrowings and other obligations under the Credit Agreement and all other secured Indebtedness of the Guarantor to the extent of the value of the collateral securing such Indebtedness, and structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes.

As of the date of the indenture, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

We issued $300.0 million in aggregate principal amount of old notes. We may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue the new notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 15, 2021.

Interest on the notes accrues at the rate of 6.75% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2013. In addition, Special Interest may accrue on the old notes in the circumstances described below under “Registration Rights; Special Interest.” Interest on overdue principal, interest and Special Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Company will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

Interest on the old notes began to accrue, and interest on the new notes will be deemed to have begun accruing, from the date of original issuance of the old notes, or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

The Company will make payments in respect of the notes represented by Global Notes as specified below under the caption “Same Day Settlement and Payment.” If a holder of Certificated Notes has given wire transfer instructions to the Company, the Company will pay all principal of, premium, if any, on and interest and Special Interest, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee currently acts as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The old notes are, and the new notes will be, guaranteed by each of the Company’s current Domestic Subsidiaries. In the future, other Domestic Restricted Subsidiaries of the Company will be required to guarantee the notes under the circumstances described below under “— Certain Covenants — Additional Note Guarantees.” These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See “Risk Factors — Risks Related to the Notes and Other Indebtedness — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)                                 immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2)                                 either:

(a)                                 the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture, and the registration rights agreement pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; or

(b)                                 such transaction or series of transactions does not violate the “Asset Sale” provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1)                                 in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2)                                 in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)                                if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)                                 upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”; or

(5)                                 at such time as such Guarantor (a) does not Guarantee any Indebtedness of the Company or any other Guarantor other than the Notes (except as a result of payment under any such other Guarantee) and (b) is not a Domestic Subsidiary that is an obligor with respect to any Indebtedness under any Credit Facility.

See “— Repurchase at the Option of Holders — Asset Sales.”

Optional Redemption

Except pursuant to the following paragraphs and as described in the final paragraph under “Repurchase at the Option of Holders — Change of Control,” the notes will not be redeemable at the Company’s option.

At any time prior to April 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.75% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that:

(1)                                 at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to April 15, 2017, the Company may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after April 15, 2017, the Company may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the date of redemption, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, or the redemption is conditioned upon the completion of an Equity Offering pursuant to the second paragraph under the caption “— Optional Redemption” and such offering is not so completed, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

(1)                                 deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)                                 deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Special Interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2) only, each of the following will be deemed to be cash:

(a)                                 any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(b)                                 any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 30 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)                                  any stock or assets of the kinds referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

(1)                                 to repay, purchase, repurchase, redeem, defease or otherwise acquire, retire or terminate (a) Indebtedness and all other Obligations related thereto that are secured by a Lien or (b) Obligations under Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Issuer or another Restricted Subsidiary);

(2)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

(3)                                 to make capital expenditures in respect of the Company’s or any Restricted Subsidiary’s Oil and Gas Business; or

(4)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

The requirement of clauses (2) through (4) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any Restricted Subsidiary, as the case may be, with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 10 business days thereof, the Company will make an offer (an “Asset Sale Offer”) to all holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased, prepaid or redeemed on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the

Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The Credit Agreement contains, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under the other indebtedness. Finally, the Company’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors — Risks Related to the Notes and Other Indebtedness — We may not be able to repurchase the notes upon a change of control.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “— Book-Entry, Delivery and Form,” based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional, except that any redemption pursuant to the second paragraph under the caption “— Optional Redemption” may, at the Company’s discretion, be subject to completion of the related Equity Offering.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Suspension of Covenants if Notes Rated Investment Grade

If on any date following the date of the indenture:

(1)                                 the notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(a)(62) under the Exchange Act selected by the Company as a replacement agency); and

(2)                                 no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1)                                 “— Repurchase at the Option of Holders — Asset Sales”;

(2)                                 “— Restricted Payments;”

(3)                                 “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)                                 “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)                                 “— Designation of Restricted and Unrestricted Subsidiaries”;

(6)                                 “— Transactions with Affiliates”; and

(7)                                 clause (4) of the covenant described below under the caption “— Merger, Consolidation or Sale of Assets.”

During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “— Designation of Restricted and Unrestricted Subsidiaries” or the definition of “Unrestricted Subsidiary.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3)                                 make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any

Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except payments, purchases, redemptions, defeasances or other acquisitions or retirements within one year prior to the Stated Maturity thereof; or

(4)                                 make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)                                 the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(1)                                 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the date of the indenture occured to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)                                 100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including (A) Equity Interests of Persons engaged primarily in the Oil and Gas Business other than the Company or a Subsidiary of the Company and (B) assets used in the Oil and Gas Business), in each case received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

(3)                                 to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of the indenture is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, released, liquidated or repaid for cash, the cash return of capital or other reduction with respect to such Restricted Investment resulting from such sale, liquidation, cancellation, release or repayment (less any out-of-pocket costs incurred in connection with any such transaction); plus

(4)                                 the amount by which any Indebtedness of the Company or its Restricted Subsidiaries (other than any Indebtedness which by its terms is subordinated in right of payment to the notes or Note Guarantees) is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the indenture of any such Indebtedness of the Company or its Restricted Subsidiaries for or into Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(5)                                 to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the indenture is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture, or any Unrestricted Subsidiary of the Company or other Person in which the Company or a Restricted Subsidiary has a Restricted Investment is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary, or such other Person becomes a Restricted Subsidiary, after the date of the indenture, the lesser of, as of the date of such redesignation or other event, (A) the Fair Market Value of the Company’s Restricted Investment in such Person (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture or, in the case of any other Person, the date such Restricted Investment was originally made; plus

(6)                                 50% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1)                                 the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3)                                 the declaration and payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)                                the payment on or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note Guarantee in exchange for, or out of or with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)                                 so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries (or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates or other permitted transferees) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests (excluding amounts representing cancellation of Indebtedness) may not exceed $2.5 million in any fiscal year plus, to the extent not previously applied or included, the net cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the indenture;

(6)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(7)                                 so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)                                 payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)                                 the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness in accordance with provisions substantially similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that prior to such payment, purchase, redemption, defeasance or other acquisition, all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been purchased, redeemed or otherwise acquired for value in accordance with the terms of the indenture;

(10)                          payments to dissenting stockholders of the Company not to exceed $5.0 million in the aggregate made (A) pursuant to applicable law or (B) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction not prohibited by the indenture; and

(11)                          so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Restricted Payments in an aggregate amount not to exceed $25.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $25.0 million, by an officer of the Company and, in the case of amounts of $25.0 million or more, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Company or any of the Guarantors of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed the greater of (a) $300.0 million and (b) 35% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(2)                                 the incurrence by the Company and its Restricted Subsidiaries of (a) the Existing Indebtedness and (b) Permitted Acquisition Indebtedness;

(3)                                the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees that were issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater, at any one time outstanding, of (a) $20.0 million and (b) 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (8), (13), (15) or (16) of this paragraph;

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, if such Indebtedness is not unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor, then the incurrence of such Indebtedness will be deemed, and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)                                 any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)                                 the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the notes, then the Guarantee must be subordinated to the same extent as the Indebtedness guaranteed;

(10)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)                          the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13)                          any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, contribution, adjustment of purchase price, earn-outs, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(14)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of the financing of insurance premiums with the providers of such insurance or their Affiliates in the ordinary course of business;

(15)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness representing deferred compensation to employees of the Company or any Subsidiary of the Company incurred in the ordinary course of business (including those incurred in connection with any acquisition); and

(16)                          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (a) $30.0 million and (b) 3.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with different collateral or to a greater or lesser extent or priority or by virtue of structural subordination, maturity date or being guaranteed by less than all guarantors of such other Indebtedness.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations, in each case will be deemed not to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values or unrealized losses or charges in respect thereof.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

Liens

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due to the holders under the indenture and the notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that (i) the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant and (ii) the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make payments with respect to such loans or advances;

(2)                                 make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)                                 sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 the Credit Agreement and other agreements governing Existing Indebtedness as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions contained in such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)                                 the indenture, the notes and the Note Guarantees;

(3)                                 agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement as in effect on the date of the indenture, whichever is more restrictive;

(4)                                 applicable law, rule, regulation, order, approval, governmental license, permit or similar restriction;

(5)                                 any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)                                 customary non-assignment provisions in purchase and sale or exchange agreements for Hydrocarbons, agreements of the types described in Permitted Business Investments or similar operational agreements, or in licenses, easements leases or other contracts, in each case, entered into in the ordinary course of business;

(7)                                 agreements governing purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)                                 any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)                                 agreements governing Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)                          agreements governing Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)                          provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)                          agreements governing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(13)                          any agreement with respect to any property or asset acquired after the date of the indenture (including by merger or consolidation) as in effect at the time of such acquisition (except to the extent such agreement was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any property or assets other than the property or assets so acquired; and

(14)                          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the

United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to a supplemental indenture or other agreements reasonably satisfactory to the trustee;

(3)                                 immediately after such transaction, no Default or Event of Default exists;

(4)                                 the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period; and

(5)                                 the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the indenture.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of the Company with or into, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the Company’s properties or assets to, a Guarantor solely for the purpose of reincorporating the Company in another jurisdiction.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with (which term, for purposes of this covenant, shall include “, or for the benefit of” where appropriate in the context), any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)                                the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)                                 the Company delivers to the trustee:

(a)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)                                 any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)                                 transactions between or among the Company and/or its Restricted Subsidiaries;

(3)                                 transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(6)                                 Permitted Investments and Restricted Payments (and any other payments excluded from such definitions or their component definitions) that do not violate the provisions of the indenture described above under the caption “— Restricted Payments”;

(7)                                transactions effected in accordance with the terms of certain related party agreements, as such agreements were in effect on the date of the indenture and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced;

(8)                                 loans or advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business permitted under clause (8) of the definition of Permitted Investments;

(9)                                 any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unaffiliated Person;

(10)                          in the case of contracts for exploiting, exploring for, acquiring, developing, producing, operating, processing, gathering, marketing, distributing, treating, selling, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture (a) that, in the good faith determination of the Board of Directors of the Company or the senior management thereof, are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person and (b) with respect to which the Company has complied with clauses 2(a) and 2(b) of the prior paragraph; and

(11)                          transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that, in the good faith judgment of the Board of Directors or senior management of the Company, are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If, after the date of the indenture, any Subsidiary of the Company (including any Subsidiary acquired or created after the date of the indenture) that is not already a Guarantor (1) guarantees any Indebtedness of the Company or any Guarantor or (2) is a Domestic Subsidiary and is an obligor with respect to any Indebtedness under any Credit Facility, then, in either case, that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering an opinion of counsel satisfactory to the trustee within 30 business days after the date that Subsidiary guaranteed or became obligated with respect to such Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

Except during any period that certain covenants have been suspended as described above under “— Suspension of Covenants if Notes Rated Investment Grade,” the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if: (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish (whether through hard copy or Internet access) to the holders of notes or cause the trustee to furnish to the holders of notes (or file or furnish, as applicable, with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations which are applicable to the Company (or which would be applicable to the Company, in the event the Company is not so required), after giving effect to all applicable extensions and cure periods:

(1)                                all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports and to the Company (or which would be applicable to the Company, if the Company were required to file such reports), after giving effect to all applicable extensions and cure periods (unless the SEC will not accept such a filing). Each filing will be deemed to satisfy the Company’s obligation to furnish the filed information or report to the holders.

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

This covenant will not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

In addition, the Company and the Guarantors agreed that, for so long as any notes remain outstanding and are “restricted securities” under Rule 144 of the Securities Act, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Any reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system shall be deemed filed with the trustee and furnished to the holders of the notes and securities analysts as required pursuant to this covenant.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;

(2)                                 default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)                                 failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” “— Certain Covenants — Restricted Payments,” “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4)                                 failure by the Company or any of its Restricted Subsidiaries for 60 days (or, in the case of the provisions described under the caption “— Reports,” 120 days) after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)                                 is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid in full, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(6)                                 failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)                                 except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8)                                certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default known to it if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on, interest and Special Interest, if any, on the notes.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)                                 such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)                                 holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)                                 such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4)                                 the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes.

The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the Company becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)                                 the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, on, or interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)                                 the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)                                 the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “— Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (or, if two or more of any nationally recognized investment banks, appraisal firms or firms of independents accountants decline to issue such opinion after the Company has made reasonable efforts to obtain such an opinion, in the opinion of the Company’s chief financial officer), to pay the principal of, premium on, if any, and interest and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)                                 the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                 the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)                                 reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except those provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)                                 reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)                                 waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any note payable in money other than that stated in the notes;

(6)                                 make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, on, or interest or Special Interest, if any, on, the notes (other than as permitted by clause (7) below);

(7)                                 waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8)                                 release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)                                 make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)                                 to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                 to provide for uncertificated notes in addition to or in place of certificated notes;

(3)                                 to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)                                 to conform the text of the indenture, the notes or the Note Guarantees to any provision of the “Description of the Notes” contained in the offering memorandum used in connection with the offering of the old notes;

(7)                                 to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8)                                 to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(9)                                 to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading “— Certain Covenants — Liens”;

(10)                          to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture; or

(11)                          to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will mail to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)                                 either:

(a)                                 all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b)                                 all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

(2)                                 in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)                                 the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(4)                                 the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, N.A. is the Trustee under the indenture.

If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations.

Book-Entry, Delivery and Form

The new notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held only through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a person that takes delivery through a Global Note in accordance with the certification requirements described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)                                 upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)                                 ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, premium, if any, on, and interest and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Guarantors, the trustee or any agent of the Company, the Guarantors or the trustee has or will have any responsibility or liability for:

(1)                                 any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)                                 any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Company or the Guarantors. None of the Company, the Guarantors or the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)                                 DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days;

(2)                                 the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note except in the limited circumstances provided in the indenture.

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest and Special Interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, and interest and Special Interest, if any, with respect to Certificated Notes in the manner described above under

“— Methods of Receiving Payments on the Notes.” The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the registration rights agreement applicable to the old notes. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines the registration rights of holders of the old notes. See ‘‘— Additional Information.’’

On April 11, 2013, the Company, the Guarantors and the initial purchasers entered into the registration rights agreement. Pursuant to the registration rights agreement, the Company and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the notes. However, if any holder of Transfer Restricted Securities notifies the Company prior to the 20th business day following consummation of the Exchange Offer that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer; (B) it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a broker-dealer and owns notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, ‘‘Transfer Restricted Securities’’ means each note until the earliest to occur of (1) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer; (2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (4) the date on which such note is actually sold pursuant to Rule 144 under the Securities Act.

The registration rights agreement provides that if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises. If the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (subject to customary exceptions) in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (a “Registration Default”), then the Company and the Guarantors will pay Special Interest to each holder of Transfer Restricted Securities until all Registration Defaults have been cured.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Special Interest will be paid in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities outstanding. The amount of the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of the Transfer Restricted Securities outstanding. All accrued Special Interest will be paid by the Company and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Holders of old notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(1)                                 the sum of:

(a)                                 the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal income taxes) as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared, audited or reviewed by independent petroleum engineers as to proved reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other proved reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)                                     estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(ii)                                  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(iii)                               estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

(iv)                              reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis and in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year-end reserve report); provided, however, that in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(b)                                 the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available,

(c)                                  the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(d)                                 the greater of:

(i)                                     the net book value and

(ii)                                  the appraised value, as estimated by independent appraisers,

of other tangible assets (including Investments in unconsolidated Subsidiaries), in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

(2)                                 the sum of

(a)                                 minority interests,

(b)                                 to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(c)                                  to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(d)                                 the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Unless otherwise specified or the context shall otherwise require, each reference to an “Affiliate” will refer to an Affiliate of the Company.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)                                1.0% of the principal amount of the note; or

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of the note at April 15, 2017 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through April 15, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b)                                 the principal amount of the note.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance, transfer or other disposition (each, a “disposition”) of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)                                 the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, each of the following items will be deemed not to be an Asset Sale:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)                                 a disposition of assets between or among the Company and its Restricted Subsidiaries;

(3)                                 an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)                                 the disposition of products, services or accounts receivable in the ordinary course of business and any disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5)                                 licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(6)                                 any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)                                 the granting of Liens not prohibited by the covenant described above under the caption  “— Liens”;

(8)                                the disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(9)                                 a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(10)                          a disposition of Hydrocarbons, sand or other mineral products in the ordinary course of business;

(11)                          an Asset Swap;

(12)                          dispositions of crude oil and natural gas properties, provided that at the time of any such disposition such properties do not have associated with them any proved reserves;

(13)                          any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(14)                          issuances and sales of directors’ qualifying shares and other Capital Stock in Restricted Subsidiaries issued to foreign governments, foreign individuals or other third parties to the extent required by applicable law; and

(15)                          farmouts of undeveloped oil and gas properties, deemed transfers of working interests under any joint operating agreement as the result of electing (or being deemed to have elected) not to participate in the drilling operations for a new well, and assignments under pooling or unitization agreements or other contracts that are customary in the Oil and Gas Business.

“Asset Sale Offer” has the meaning assigned to that term under the caption “— Repurchase at the Option of Holders — Asset Sales.”

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption “— Repurchase at the Option of Holders — Asset Sales” if then in effect.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the Board of Directors of a general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(3)                                 certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight and demand bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within nine months after the date of acquisition; and

(6)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Offer” means an offer by the Company to repurchase notes as described in the first paragraph under the caption “— Repurchase at the Option of Holders — Change of Control.”

“Consolidated EBITDAX” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Asset Sale, or the disposition of securities or the early extinguishment of Indebtedness, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                 the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)                                 depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5)                                 if such Person accounts for its oil and gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; plus

(6)                                 any reasonable expenses and charges related to any Permitted Investment, acquisition, disposition, Equity Offering, recapitalization, or issuance or incurrence of Indebtedness permitted to be incurred under the indenture (in each case, whether or not successful); minus

(7)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(8)                                 to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)                                 all extraordinary gains (or losses) and all gains (or losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2)                                 the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person (or, in the case of a loss for such period, only to the extent of the aggregate cash or fair market value of property contributed to such Person by the Company or any Restricted Subsidiary during such period);

(3)                                 the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4)                                 the cumulative effect of a change in accounting principles will be excluded;

(5)                                 unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, will be excluded;

(6)                                 any asset impairment or writedown on or related to Oil and Gas Properties under GAAP or SEC guidelines will be excluded; and

(7)                                non-cash charges relating to grants of performance shares, stock options, stock awards, stock purchase agreements or management compensation plans for officers, directors, employees or consultants of the Company or a Restricted Subsidiary of the Company (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) to the extent that such non-cash charges are deducted in computing such Consolidated Net Income will be excluded; provided that if the Company or any Restricted Subsidiary of the Company makes a cash payment in respect of a non-cash charge in any period, such cash payment shall (without duplication) be deducted from the Consolidated Net Income of the Company for such period.

“Consolidated Net Working Capital” of any Person as of any date of determination means (a) all current assets of such Person and its Restricted Subsidiaries except current assets from Oil and Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Agreement” means that certain Credit Agreement, dated as of March 29, 2011, as amended to date, by and among the Company, as borrower, KeyBank National Association, as administrative agent and issuing lender, and certain financial institutions, as lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all warrants, options or other rights to purchase (whether or not currently exercisable), or participations or other equivalents of or interests in (however designated) such Capital Stock of such Person (but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests).

“Equity Offering” means a public or private sale of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the date of the indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by senior management of the Company or, in the case of any determination of value in excess of $25.0 million, the Board of Directors of the Company (in each case, unless otherwise provided in the indenture).

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification 815.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period

(taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date of 12 months or more, or, if the remaining term is less than 12 months, taking such Hedging Obligation into account on a proportional basis).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings) and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of the indenture.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) and (2) above, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 Oil and Gas Hedging Contracts.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and other minerals or products commonly created, recovered or produced in association therewith or refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)                                 representing Capital Lease Obligations;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)                                 representing any Hedging Obligations; or

(7)                                 in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, “Indebtedness” shall not include:

(1)                                 any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(2)                                 in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(3)                                 any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary of the Company; or

(4)                                 except as provided in clause (7) in the preceding paragraph, any obligation in respect of any Production Payments and Reserve Sales.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, payroll, travel and similar advances to officers, employees, directors, consultants and others made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the ratings business thereof.

“Net Proceeds” means cash in an amount equal to the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (and all other Obligations related thereto), other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for sale price adjustment, indemnification or retained liability obligations in respect of the sale price of such assets or such Asset Sale established in accordance with GAAP, and all distributions and other payments required to be made to minority interest holders in Subsidiaries or to holders of royalty or similar interests as a result of such Asset Sale. Notwithstanding any other provision of the indenture, tracing of proceeds from an Asset Sale is not required, and the Company and its Restricted Subsidiaries may use other cash in an equivalent amount in lieu of such proceeds in satisfaction of the requirements of the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)                                 as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the indenture and the notes, contained in or executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in Hydrocarbon and other minerals, (ii) the gathering, distributing, marketing, treating, processing (but not refining), storage, selling, transporting and other handling of any production from such interests or properties, (iii) any business relating to any of the activities described in clauses (i) and (ii) of this definition conducted with respect to Hydrocarbons and other minerals and products commonly created, used, recovered or produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons (or related revenues or costs, including basis) to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock (a) of a Person existing at the time such Person became a Restricted Subsidiary of the Company as a result of having been acquired; provided, such Indebtedness or Disqualified Stock was not incurred in contemplation of such acquisition or (b) of a Person that was merged or consolidated with or into the Company or any of its Restricted Subsidiaries that was not incurred in contemplated of such merger or consolidation; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either:

(1)                                immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(2)                                 immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, producing, operating, processing, gathering, marketing, distributing, treating, selling, transporting, storing or otherwise handling Hydrocarbons and other minerals and properties that contain or are believed to contain Hydrocarbons and other minerals, through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in properties that contain or are believed to contain Hydrocarbons and other minerals or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, in each case either directly or through entities the primary purpose of which is to own or operate any of the foregoing, and (ii) entry into and Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, contracts for the sale, transportation or exchange of oil and natural gas, production sharing agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties.

“Permitted Investments” means:

(1)                                 any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                                any Investment in cash and Cash Equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales,” including pursuant to an Asset Swap;

(5)                                 any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                 any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)                                 Investments represented by Hedging Obligations;

(8)                                 loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company and consistent with past practice;

(9)                                 repurchases of the notes;

(10)                          any guarantee of Indebtedness permitted to be incurred by the covenant entitled             “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(11)                          any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(12)                          Investments acquired after the date of the indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “— Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)                          Permitted Business Investments;

(14)                          receivables owing to the Company or any Restricted Subsidiary of the Company created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(15)                          Investments constituting prepaid expenses or advances or extensions of credit to customers or suppliers in the ordinary course of business;

(16)                          endorsements of negotiable instruments and documents in the ordinary course of business;

(17)                          Investments in the form of pledges or deposits made in the ordinary course of business and constituting Permitted Liens; and

(18)                          Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding that do not exceed the greater of (a) $20.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date such Investment is made.

“Permitted Liens” means:

(1)                                 Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the indenture to be incurred pursuant to clause (1) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

(2)                                 Liens in favor of the Company or the Guarantors;

(3)                                 Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4)                                 Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5)                                 Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)                                 Liens existing on the date of the indenture;

(8)                                 Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(9)                                 Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)                                 the new Lien is limited to all or part of the same property and assets that secured, or, under the written agreements pursuant to which the original Lien arose, could secure, the original Lien; and

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay accrued interest and any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10)                          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(11)                          filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(12)                          bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13)                          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(14)                          Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)                          grants of software and other technology licenses in the ordinary course of business;

(16)                         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(17)                          Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(18)                          Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements that are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(19)                          Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(20)                          Liens imposed by law, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, or related contracts in the ordinary course of business, in each case for sums not overdue for more than 60 days (or which, if due and payable, are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof);

(21)                          Liens for taxes, assessments or other governmental charges not overdue for more than 30 days (or which, if so overdue, are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and the Restricted Subsidiaries of the Company taken as a whole;

(22)                          Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary of the Company in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(23)                          survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of the Company or any Restricted Subsidiary of the Company or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary of the Company;

(24)                          leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary of the Company;

(25)                          any interest or title of a lessor under any operating lease;

(26)                          Liens on pipelines or pipeline facilities that arise by operation of law;

(27)                          Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture, provided, that such Liens are solely for the benefit of the trustees, agents, or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(28)                          Liens (a) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary of the Company under clause (3) of the definition of “Permitted Investment” to be applied against the purchase price for such Investment, (b) consisting of an agreement to dispose of any property in a disposition permitted under the indenture and (c) on cash earnest money deposits made by the Company or any Restricted Subsidiary of the Company in connection with any letter of intent or purchase agreement permitted under the indenture;

(29)                          Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that, at any one time outstanding, does not exceed the greater of (a) $20.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company determined as of the date such Lien is incurred; and

(30)                          any Lien renewing, extending, refinancing or refunding a Lien permitted by this definition, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest and premium thereon and fees, costs and expenses incurred in connection therewith, and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, costs and expenses, including premiums, incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness (a) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (b) has a final maturity date that is (i) later than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) more than 90 days after the final maturity date of the notes;

(3)                                 if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                 such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Qualifying Equity Interests” means Equity Interests of the Company other than (1) Disqualified Stock and (2) Equity Interests sold in an Equity Offering prior to the third anniversary of the date of the indenture that are eligible to be used to support an optional redemption of notes pursuant to the “Optional Redemption” provisions of the indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, and any successor to the ratings business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” means the additional interest described under the caption “— Registration Rights; Special Interest.”

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise specified or the context shall otherwise require, each reference to a “Subsidiary” will refer to a Subsidiary of the Company.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2017; provided, however, that if the period from the redemption date to April 15, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                 is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity that does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary based on present law of the material United States federal income tax considerations relating to the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date of this prospectus. These authorities may be changed, perhaps retroactively, and are subject to different interpretations, so the United States federal income tax consequences may be different from those described herein. This summary applies only to holders of the notes who hold the notes as capital assets (generally, property held for investment) and who acquired the notes for cash in the original offering of the notes for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes were sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary does not address tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any tax treaty. In addition, this discussion does not address tax considerations that are the result of a holder’s particular circumstances or of special rules, such as those that apply to holders subject to the alternative minimum tax, banks and other financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or commodities, regulated investment companies, real estate investment trusts, United States Holders (as defined below) whose “functional currency” is not the U.S. dollar, certain former citizens or former long-term residents of the United States, foreign governments or international organizations, persons who will hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction, or partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) or other pass-through entities or investors in such entities. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds the new notes, then the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership considering the holding new notes should consult its tax advisor as to its tax consequences. We have not sought any ruling from the IRS or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with and not challenge these statements and conclusions.

THIS SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER OR TAX PREPARER, FOR THE PURPOSE OF AVOIDING ANY UNITED STATES FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER OR TAX PREPARER, AND IS WRITTEN TO SUPPORT THE PROMOTION AND MARKETING OF THE OFFERING OF THE NEW NOTES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR WITH RESPECT TO THE APPLICATION TO SUCH CIRCUMSTANCES OF THE UNITED STATES FEDERAL INCOME TAX LAWS AS WELL AS WITH RESPECT TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange of the Notes

The exchange offer does not constitute a taxable exchange for United States federal income tax purposes. Your initial tax basis in the publicly registered new notes will be the same as your adjusted tax basis in the non-publicly registered notes immediately before the exchange, and your holding period for the publicly registered new notes will include your holding period for the non-publicly registered notes.

United States Holders

As used in this discussion, “United States Holder” means a beneficial owner of new notes that for United States federal income tax purposes is:

·                  an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

·                  a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any political subdivision or state thereof, or the District of Columbia;

·                  an estate whose income is subject to United States federal income taxation regardless of its source; or

·                  a trust (i) if its administration is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payments of interest

Interest on the new notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

Disposition of the New Notes

Upon the sale, exchange (other than exchange for publically registered noted as described under “— Exchange of the Notes”), redemption, retirement or other taxable disposition of the new notes, you generally will recognize capital gain or loss equal to the difference between:

·                  the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest on the new notes that you have not previously included in income, which will generally be taxable as ordinary income); and

·                  your adjusted tax basis in the new notes.

Your adjusted tax basis in a new note generally will equal the cost of the new note to you. Any gain or loss that is recognized on the disposition of the new notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the new notes for more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at reduced rates. Your ability to deduct capital losses is subject to certain limitations.

Payments upon early redemptions and other circumstances

In certain circumstances (see “Description of the New Notes — Registration Rights; Special Interest,” “— Optional Redemption” and “— Repurchase at the Option of Holders — Change of Control”), we may be entitled or obligated to redeem the new notes before their stated maturity date or obligated to pay a United States Holder additional amounts in excess of stated interest or principal on the new notes. We do not intend to treat the potential redemption or payment of any such amounts as part of or affecting the yield to maturity of the new notes, based in part on certain assumptions regarding the likelihood, as of the date of the issuance of the new notes, that such additional amounts will be paid. Assuming such position is respected, any amounts paid to a U.S. Holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described in “— United States Holders — Disposition of the Notes,” and any payments of additional interest in the event we do not comply with our obligations under the registration rights agreement should be taxable as additional ordinary income when received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. In all such instances, our position is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, a United States Holder might be required to accrue income on the new notes at a higher yield and to treat as ordinary income (rather than capital gain) any income realized on the taxable disposition of a new note before the resolution of the contingencies.

Tax on Net Investment Income

Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property (such as a note), less certain deductions. United States Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information reporting and backup withholding

In general, information reporting is required as to certain payments of interest on the new notes and on the proceeds of a disposition of the new notes unless you are a corporation or other exempt person and, if requested, certify such status. In addition, you will be subject to backup withholding on payments made to you of principal and interest on your new note and to payments of proceeds of a sale or other disposition of your new note if you are not exempt, you fail to properly furnish a correct taxpayer identification number (which, for an individual, is ordinarily his or her social security number) certified under penalties of perjury, or if the IRS has notified you that you are subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

As used in this discussion, “non-United States Holder” means any beneficial owner of the new notes that is an individual, corporation, estate or trust that is not a United States Holder. The rules governing the United States federal income taxation of a non-United States Holder are complex, and no attempt will be made herein to provide more than a summary of certain of those rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF UNITED STATES FEDERAL, STATE AND OTHER TAX LAWS, AS WELL AS FOREIGN TAX LAWS, INCLUDING ANY REPORTING REQUIREMENTS AND THEIR ENTITLEMENTS TO BENEFITS UNDER ANY APPLICABLE INCOME TAX TREATY.

Payments of interest

Interest on the new notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business in the United States and if you qualify for the “portfolio interest” exemption. You will qualify for the portfolio interest exemption if you:

·                  do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

·                  are not a controlled foreign corporation related to us, directly or indirectly, actually or constructively, through stock ownership;

·                  are not a bank whose receipt of interest on the new notes is interest received pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

·                  appropriately certify as to your foreign status.

You may generally meet the certification requirement listed above by providing to us or our agent a properly completed IRS Form W-8BEN. If the portfolio interest exemption is not available to you, then payments of interest on the new notes will be subject to United States federal withholding tax at a rate of 30% unless you certify on IRS Form W-8BEN as to your eligibility for a lower rate under an applicable income tax treaty.

Interest that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you generally will be subject to United States federal income tax on such interest on a net income basis at graduated rates applicable to United States persons generally. In addition, if you are a foreign corporation you may incur a branch profits tax on such interest equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest, gain and income on your new notes in the earnings and profits subject to United States branch profits tax if these amounts are effectively connected with your conduct of a trade or business in the United States.

Disposition of the New Notes

You generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the new notes (other than any amount allocable to accrued and unpaid interest, which generally will be taxable as interest and may be subject to the rules discussed above in “— Non-United States Holders — Payments of interest”) unless:

·                  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States), in which case you generally will be subject to United States federal income tax in the same manner as a United States person, and if you are a foreign corporation, you may incur a branch profits tax at a rate of 30% (or a lower applicable treaty rate) of your effectively connected earnings and profits, which will include such gain; or

·                  you are an individual present in the United States for 183 days or more in the taxable year in which such disposition occurs and certain other conditions are met, in which case you will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate) on the gain, which may be offset by United States source capital losses, provided you have timely filed United States federal income tax returns with respect to such losses.

Information reporting and backup withholding

Payments to you of interest on the new notes (including amounts withheld from such payments, if any) generally will be required to be reported to the IRS and to you. Copies of the information returns filed with the IRS may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside or are established. United States backup withholding generally will not apply to payments to you of interest on the new notes if the statement described in “— Non-United States Holders — Payments of interest” is duly provided by you or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

Payment of the proceeds of a sale or other taxable disposition of the new notes effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of the new notes effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of the new notes effected outside the United States by such a broker if it has certain connections to the United States.

Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

·                  you acquire the new notes in the exchange offer in the ordinary course of your business;

·                  you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offer;

·                  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act of 1933;

·                  you are not our “affiliate” as defined in Rule 405 under the Securities Act; and

·                  you are not a broker-dealer tendering old notes acquired directly from us for your account.

By tendering your old notes as described in “The Exchange Offer—Exchange Offer Procedures,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes. We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offer like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for the old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make available this prospectus, as amended or supplemented, to any broker-dealer for use in connection with resales for a period ending on the earlier of the expiration of the 180th day after the exchange offer has been completed or such time as such broker dealers no longer hold notes covered by the registration rights agreement.

We will not receive any proceeds from any sale of the new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Each subsequent purchaser and transferee of new notes will be deemed to represent and warrant that, if its acquisition of the new notes is funded with the assets of (i) an “employee benefit plan” as defined in Section 3(3) of

ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, (iii) a “governmental plan” as defined in Section 3(32) of ERISA or any other plan that is subject to a law substantially similar to Title I of ERISA or Section 4975 of the Code or (iv) an entity deemed to hold plan assets of any of the foregoing, its acquisition, holding and disposition of the new notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents as provided in the enclosed letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes being offered hereby and certain other legal matters are being passed upon for us by Mayer Brown LLP, Houston, Texas, and Akin Gump Strauss Hauer & Feld LLP, Austin, Texas.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Bonanza Creek Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Bonanza Creek Energy Inc.’s internal controls over financial reporting, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The historical oil and natural gas reserve information and related information included and incorporated by reference in this prospectus have been derived from engineering reports prepared by Cawley, Gillespie & Associates, Inc., an independent reserve engineering firm. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

Bonanza Creek Energy, Inc.

Offer to Exchange

Up to $300,000,000 aggregate principal amount of

6 ¾% Senior Notes due 2021

That have not been registered under the Securities Act of 1933

For

Up to $300,000,000 aggregate principal amount of

6 ¾% Senior Notes due 2021

That have been registered under the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Our second amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation will be limited to the fullest extent permitted by the amended DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our second amended and restated certificate of incorporation contains indemnification rights for our directors and our officers. Additionally, our second amended and restated bylaws provides that we will indemnify and advance expenses to any officer or director to the fullest extent authorized by the DGCL and that persons who are not directors or officers may be similarly indemnified for service to the company to the extent authorized by our board of directors. We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities. Further, we have entered into written indemnity agreements with our directors and executive officers. Under these agreements, if a director or officer makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors will review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnity agreement) us to indemnify the officer or director.

The foregoing is only a general summary of certain aspects of Delaware law and our second amended and restated certificate of incorporation, and our second amended and restated bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, our second amended and restated certificate of incorporation and second amended and restated bylaws.

Item 21.  Exhibit and Financial Statement Schedules.

(a)                                 Exhibits. See the “Exhibit Index” following the signature pages hereto.

Item 22.  Undertakings.

Each undersigned registrant hereby undertakes:

(a)                                 (1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by section 10(a)(3) of the Securities   Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)                                 To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(e)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 22, 2013.

BONANZA CREEK ENERGY, INC.

By:	/s/ Michael R. Starzer
Name:	Michael R. Starzer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael R. Starzer, Gary A. Grove, Wade E. Jacques and Christopher I. Humber, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: May 22, 2013	By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	Director, President and Chief Executive Officer (Principal Executive Officer)

Date: May 22, 2013	By:	/s/ Gary A. Grove
	Name:	Gary A. Grove
	Title:	Director, Executive Vice President—Engineering and Planning and Interim Chief Operating Officer

Date: May 22, 2013	By:	/s/ Wade E. Jaques
	Name:	Wade E. Jaques
	Title:	Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Financial and Accounting Officer)

Date: May 22, 2013	By:	/s/ Richard J. Carty
	Name:	Richard J. Carty
	Title:	Chairman of the Board

Date: May 22, 2013	By:	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Director

Date: May 22, 2013	By:	/s/ Kevin A. Neveu
	Name:	Kevin A. Neveu
	Title:	Director

Date: May 22, 2013	By:	/s/ Gregory P. Raih
	Name:	Gregory P. Raih
	Title:	Director

Date: May 22, 2013	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 22, 2013.

BONANZA CREEK ENERGY OPERATING COMPANY, LLC

By:	/s/ Michael R. Starzer
Name:	Michael R. Starzer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael R. Starzer, Gary A. Grove, Wade E. Jacques and Christopher I. Humber, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: May 22, 2013	By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: May 22, 2013	By:	/s/ Wade E. Jaques
	Name:	Wade E. Jaques
	Title:	Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Financial and Accounting Officer)

Date: May 22, 2013	Bonanza Creek Energy, Inc., Manager

	By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 22, 2013.

BONANZA CREEK ENERGY RESOURCES COMPANY, LLC

By:	/s/ Michael R. Starzer
Name:	Michael R. Starzer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael R. Starzer, Gary A. Grove, Wade E. Jacques and Christopher I. Humber, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: May 22, 2013	By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	Manager, President and Chief Executive Officer (Principal Executive Officer)

Date: May 22, 2013	By:	/s/ Wade E. Jaques
	Name:	Wade E. Jaques
	Title:	Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Financial and Accounting Officer)

Date: May 22, 2013	By:	/s/ Gary A. Grove
	Name:	Gary A. Grove
	Title:	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 22, 2013.

BONANZA CREEK ENERGY UPSTREAM LLC

By:	/s/ Michael R. Starzer
Name:	Michael R. Starzer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael R. Starzer, Gary A. Grove, Wade E. Jacques and Christopher I. Humber, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: May 22, 2013	By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	Manager, President and Chief Executive Officer (Principal Executive Officer)

Date: May 22, 2013	By:	/s/ Wade E. Jaques
	Name:	Wade E. Jaques
	Title:	Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Financial and Accounting Officer)

Date: May 22, 2013	By:	/s/ Gary A. Grove
	Name:	Gary A. Grove
	Title:	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 22, 2013.

BONANZA CREEK ENERGY MIDSTREAM, LLC

By:	/s/ Michael R. Starzer
Name:	Michael R. Starzer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael R. Starzer, Gary A. Grove, Wade E. Jacques and Christopher I. Humber, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: May 22, 2013	By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	Manager, President and Chief Executive Officer (Principal Executive Officer)

Date: May 22, 2013	By:	/s/ Wade E. Jaques
	Name:	Wade E. Jaques
	Title:	Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Financial and Accounting Officer)

Date: May 22, 2013	By:	/s/ Gary A. Grove
	Name:	Gary A. Grove
	Title:	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 22, 2013.

HOLMES EASTERN COMPANY, LLC

By:	/s/ Michael R. Starzer
Name:	Michael R. Starzer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael R. Starzer, Gary A. Grove, Wade E. Jacques and Christopher I. Humber, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below and on the dates indicated.

Date: May 22, 2013	By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: May 22, 2013	By:	/s/ Wade E. Jaques
	Name:	Wade E. Jaques
	Title:	Vice President, Chief Accounting Officer, Controller and Treasurer (Principal Financial and Accounting Officer)

Date: May 22, 2013	Bonanza Creek Energy Operating Company, LLC, Manager

	By:	Bonanza Creek Energy, Inc., Manager

	By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1

Second Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc., filed with the Secretary of State of the State of Delaware on December 16, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 22, 2011)

3.2	Second Amended and Restated Bylaws of Bonanza Creek Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 22, 2011)

4.1

Indenture, dated April 9, 2013, among Bonanza Creek Energy, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Bonanza Creek Energy Inc.’s Current Report on Form 8-K filed April 11, 2013)

4.2

Registration Rights Agreement dated April 9, 2013, among Bonanza Creek Energy, Inc., the guarantors named therein, and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.2 of Bonanza Creek Energy Inc.’s Current Report on Form 8-K filed April 11, 2013)

5.1*	Opinion of Mayer Brown LLP

12.1*	Ratio of Earnings to Fixed Charges

23.1*	Consent of Hein & Associates LLP

23.2*	Consent of Independent Petroleum Engineers, Cawley, Gillespie & Associates, Inc.

23.3*	Consent of Mayer Brown LLP (included in its opinion previously filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages)

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association to act as trustee under the Indenture

99.1*	Form of Letter of Transmittal (with accompanying substitute Form W-9 and related Guidelines)

99.2*	Form of Letter to The Depository Trust Company Participants

99.3*	Form of Letter to Clients (with form of Instructions to The Depository Trust Company Participant)

*Indicates exhibits filed herewith.